CSFB 2004-AR4 Group 6B

		Total									%	%	%	%
	No of	Scheduled					Orig.				Owner	Full-Alt	Cashout	SFD
FICO	Loans	Balance	%	Avg. Balance	WAC	Net WAC	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD
Unavailable	5	1,156,514.20	0.50	231302.84	6.586	6.336	79.86	0	358	2	90.10	9.90	0.00	57.10
575 - 599	2	625,120.91	0.30	312560.46	5.058	4.808	76.48	581	359	1	100.00	15.50	15.50	100.00
600 - 624	16	5,276,984.45	2.30	329811.53	6.528	6.278	81.62	620	358	2	98.60	21.40	38.00	91.40
625 - 649	88	30,569,099.47	13.50	347376.13	6.461	6.211	80.06	639	358	2	80.70	17.40	37.50	88.50
650 - 674	141	46,524,157.58	20.50	329958.56	6.386	6.124	77.78	664	358	2	79.20	10.00	35.80	82.00
675 - 699	162	51,541,406.88	22.70	318156.83	6.206	5.953	79.16	687	358	2	66.30	12.00	21.50	74.40
700 - 724	144	37,662,294.06	16.60	261543.71	6.027	5.777	80.79	712	358	2	67.50	17.20	11.50	79.00
725 - 749	124	34,050,164.84	15.00	274598.10	6.065	5.788	79.89	736	359	1	61.20	11.80	9.80	75.90
750 - 774	58	14,682,837.64	6.50	253152.37	6.131	5.881	81.18	759	358	2	56.10	13.50	15.60	67.20
775 - 799	20	3,745,766.06	1.70	187288.30	5.721	5.398	79.31	787	359	1	49.40	15.70	7.70	95.30
800 - 824	2	867,899.99	0.40	433950.00	5.694	5.444	80.00	805	359	1	0.00	0.00	0.00	100.00
Total:	762	226,702,246.09	100.00	297509.51	6.218	5.960	79.57	692	358	2	70.10	13.50	22.70	79.20

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.